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                                                                    Exhibit 5(c)

                                                           DATED: MARCH 17, 1998


                                   SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                       DATED AS OF AUGUST 1, 1988 BETWEEN
              AMSOUTH MUTUAL FUNDS (FORMERLY THE ASO OUTLOOK GROUP)
                                       AND
                   AMSOUTH BANK (FORMERLY AMSOUTH BANK, N.A.)

     NAME OF FUND
----------------------

AmSouth Mutual Funds          Annual rate of forty one-hundredths of one percent
Prime Obligations Fund        (.40%) of AmSouth Mutual Funds Prime Obligations
                              Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of eighty one-hundredths of one
Equity Fund                   percent (.80%) of AmSouth Mutual Funds Equity
                              Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of eighty one-hundredths of one
Regional Equity Fund          percent (.80%) of AmSouth Mutual Funds Regional
                              Equity Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of forty one-hundredths of one percent
U.S. Treasury Fund            (.40%) of AmSouth Mutual Funds U.S. Treasury
                              Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of forty one-hundredths of one percent
Tax Exempt Fund               (.40%) of AmSouth Mutual Funds Tax Exempt Fund's
                              average daily net assets.

AmSouth Mutual Funds          Annual rate of sixty-five one-hundredths of one
Bond Fund                     percent (.65%) of AmSouth Mutual Funds Bond Fund's
                              average daily net assets.

AmSouth Mutual Funds          Annual rate of eighty one-hundredths of one
Balanced Fund                 percent (.80%) of AmSouth Mutual Funds Balanced
                              Fund's average daily net assets.
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AmSouth Mutual Funds          Annual rate of sixty-five one-hundredths of one
Municipal Bond Fund           percent (.65%) of AmSouth Mutual Funds Municipal
                              Bond Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of sixty-five one-hundredths of one
Government Income Fund        percent (.65%) of AmSouth Mutual Funds Government
                              Income Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of sixty-five one-hundredths of one
Florida Tax-Free Fund         percent (.65%) of AmSouth Mutual Funds Florida
                              Tax-Free Fund's average daily net assets.

AmSouth Mutual Funds          Annual Basic Rate of eighty one-hundredths of one
Capital Growth Fund           percent (.80%) of AmSouth Mutual Funds Capital
                              Growth Fund's average daily net assets.

AmSouth Mutual Funds          Annual Basic Rate of one hundred twenty
Small Cap Fund                one-hundredths of one percent (1.20%) of AmSouth
                              Mutual Funds Small Cap Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of eighty one-hundredths of one
Equity Income Fund            percent (.80%) of AmSouth Mutual Funds Equity
                              Income Fund's average daily net assets.

AmSouth Mutual Funds          Annual rate of twenty one-hundredths of one
Institutional Prime           percent (.20%) of the AmSouth Mutual Funds
Obligations Fund              Institutional Prime Obligations Fund.

AmSouth Mutual Funds          Annual rate of twenty one-hundredths of one
Institutional U.S.            percent (.20%) of the AmSouth Mutual Funds
Treasury Fund                 Institutional U.S. Treasury Fund


AMSOUTH BANK                                    AMSOUTH MUTUAL FUNDS

By: /s/ Michael C. Baker                        By: /s/ George R. Landreth
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Name:                                           Name:
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Title:                                          Title:
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